FORM 8-K





                        SECURITIES AND EXCHANGE COMMISSION



                              Washington, D.C.  20549

                                  CURRENT REPORT


                 Pursuant to Section 13 or 15(d) of the Securities
                               Exchange Act of 1934



Date of Report . . . . . . April, 14, 1994. . . . . . . . . . . .



     . . . . . . . .PHILADELPHIA ELECTRIC COMPANY. . . . . . . .
              (Exact name of registrant as specified in its charter)



. . . PENNSYLVANIA . . . . . . 1-1401. . . . . . . 23-0970240 . .
(State or other jurisdiction  (Commission           (IRS Employer
   or incorporation)           file number)         Identification
                                                        Number)





 230l Market Street, Philadelphia, Pennsylvania . . .19101. . . .
 (Address of principal executive offices)          (Zip Code)




Registrant's telephone number, including area code: (215) 841-4000

ITEM 5. OTHER EVENTS

      As previously reported in the Company's Current Report on Form 8-K dated March 18, 1994, the Company advised its employees that, in order to position the Company to meet the challenges of an increasingly competitive electric utility industry, management was considering a program to offer financial incentives to eligible employees who voluntarily retire or otherwise elect to terminate employment during a specific period of time. On April 13, 1994, the Board of Directors approved a package of financial incentives that will permit eligible employees to participate in either a Voluntary Retirement Incentive Program (VRIP) or a Voluntary Separation Incentive Program (VSIP). The principal provisions of the incentive package are as follows:


VOLUNTARY RETIREMENT INCENTIVE PROGRAM

      Employees who will be 50 years of age and who have at least five years of credited service as of December 31, 1995 are eligible.

      The discount that would normally apply to an early retirement will be waived.

      Employees who elect the program will be provided an additional three years of service credit to be added to their pension calculation.

      Eligible employees who retire under VRIP will be eligible to receive the same health care program currently available to existing retirees.

The Company estimates that there are 2,135 employees eligible for the VRIP.


VOLUNTARY SEPARATION INCENTIVE PROGRAM

      All regular and part-time employees in the Company are eligible, regardless of age or seniority.

      Employees who voluntarily separate from the Company will receive three weeks pay per year of credited service in a lump sum payment capped at a maximum of 65 weeks or $100,000, whichever is less.

      The minimum separation payment will be eight weeks of pay, regardless of years of credited service.

      Medical and dental benefits will be extended up to 12 months at the Company's expense.

The selection period during which employees can choose one of these options opens July 5, 1994 and closes September 16, 1994. The Company will incur a one-time charge against earnings in the third quarter of 1994 in recognition of the deferred liability created by the incentive package. The amount of such charge, which could be substantial, will depend on the number of employees who choose the VRIP or VSIP package.


In announcing the incentive programs, PECO Energy Chairman and Chief Executive Officer Joseph F. Paquette, Jr., stated that the programs "will not prevent the Board of Directors from considering another dividend increase later this year, as long as the Company's overall financial prospects continue to improve."

                                    SIGNATURES


             Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.







                                      PECO ENERGY COMPANY





                                      /s/ M. W. Rimerman
                                      -------------------------
                                      M. W. Rimerman
                                      Vice President - Finance
                                          and Treasurer






April 15, 1994